Flexible Premium Variable Deferred Annuity

Distributed by:

Charles Schwab & Co., Inc.

PO Box 7806

San Francisco, CA 94120-7806

FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION

Please complete and sign this application and return it in
the enclosed postage paid envelope. Please take a
moment to review the application to make sure all
sections are completed and you have signed where indicated.

Thank You!

Have Questions?

Call Us!

Administrative Service Office

1-800-838-0649

6:30am - 4:00 pm, Monday-Friday Pacific Time

J434appNY1Rev3	2602(1/06)

Administrative Service Office: PO Box 173921, Denver, CO. 80217-3921

Flexible Premium Variable Deferred Annuity Application

Distributed by:

Charles Schwab & Co., Inc.

PO Box 7806

San Francisco, CA 94120-7806

1. Who will own the annuity? The Owner is the person entitled to all rights under the annuity. If the Owner is a Trust, additional forms may be required and certain restrictions may apply. Call the Schwab Annuity Service Center at 1-800-838-0649 for assistance.

Name (First/Middle/Last)

Home Address

City	State	Zip

Birth Date	Male/Female

Social Security/Tax I.D. Number

( )	( )

Daytime Telephone Number     Evening Telephone Number

2.  Who will be the Joint Owner? This is optional, and only a spouse may be a Joint Owner of this annuity. If this is an IRA, a Joint Owner cannot be named.

Name (First/Middle/Last)

Home Address

City	State Zip

Birth Date	Male/Female

Social Security/Tax I.D. Number

( )	( )
Daytime Telephone Number	Evening Telephone Number

3. Primary Annuitant. The Annuitant is the person on whose life the annuity payments are based. The Annuitant must be age 90 or younger. If the Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.

q	Same as Owner	or	q	The person listed below

Name (First/Middle/Last)

Home Address

City	State	Zip

Birth Date	Male/Female

Social Security/Tax I.D. Number

( )	( )

Daytime Telephone Number     Evening Telephone Number

4. Contingent Annuitant. This is optional. The Contingent Annuitant is the person who will become the Annuitant upon the death of the Primary Annuitant. The Contingent Annuitant must be age 90 or younger. If the Contingent Annuitant and the Owner are the same, check the appropriate box below and skip to question #5.

q	Same as Owner	or	q	The person listed below

Name (First/Middle/Last)

Home Address

City	State Zip

Birth Date	Male/Female

Social Security/Tax I.D. Number

( )	( )

Daytime Telephone Number         Evening Telephone Number

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FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION (continued)

5. Beneficiary(ies). Who would you like to receive the benefits payable upon the death of the Owner or Annuitant (as applicable)? You may name a person, a trust, a charity, or other entity as Beneficiary. You may name one or more Beneficiaries, indicating the percentage for each (whole percentages only). If you need additional space, please use a separate sheet.

Name (First/Middle/Last)	Social Security No.	Birth Date	Percentage

Name (First/Middle/Last)	Social Security No.	Birth Date	Percentage

Name (First/Middle/Last)	Social Security No.	Birth Date	Percentage

Must = 100%

6. Citizenship Status. Is each individual named on this application a citizen of the United States?

q YES	q NO	If “No” give details below.

Name(s)	Country of Legal Residence	Country of Citizenship

7. Will this annuity replace a life insurance policy or annuity that you currently own? State law requires that you provide this information when you replace a life insurance or annuity contract with another.

( YES, this will replace the life insurance policy or annuity listed below.                                   ( NO, this will NOT replace another life insurance policy or annuity.

Name of Insurance Company Being Replaced	Policy Number

8. When would you like periodic withdrawals or annuity payments to begin? If you want payments to begin on a certain date, indicate the month and year. If no date is indicated, annuity payments will begin on the first day of the month of the Annuitant’s 91st birthday.

I would like the payments to begin on (month) (year) .	q Periodic Withdrawals OR
q Annuity Payments

9. Are you currently a Schwab customer?

q	YES, My account number is .	q NO, I am not currently a Schwab customer.

10. How will you pay for this annuity? Minimum initial contribution is $5,000, $2,000 if an IRA, or $1,000 if paid through an Automatic Contribution Plan. Subsequent minimum contributions are $500, $100 if paid through an Automatic Contribution Plan. To establish an Automatic Contribution Plan, please call the Schwab Annuity Service Center for appropriate forms.

For non-IRA’s:

q	Check is attached. (Make check payable to First Great-West Life & Annuity Insurance Company)

q	Transfer $ from my Schwab brokerage account as listed in #9 above.

q	Transfer the entire balance from my existing annuity or life insurance policy. (Complete enclosed Absolute
Assignment/Replacement forms.)

For IRA’s:

q	Check is attached for a new IRA for tax year(s): . (Make check payable to First Great-West Life & Annuity
Insurance Company.)

q	Transfer funds from my existing IRA annuity or other qualified plan. (Complete enclosed IRA rollover/transfer form.)

11. Compliance Information. The Securities Exchange Act of 1934 requires that we have reasonable grounds to believe, based upon the information provided by you, that your investment selections are suitable given your objectives and financial situation. Please answer the following questions relating to the suitability of your investment choices.

Overall Investment Objective

( Capital Preservation

( Income

( Growth

( Speculation

Federal Income Tax Bracket

( 15%

( 28%

( 31% or more

Annual Income

( Under $15,000

( $15,000 to $24,999

( $25,000 to $49,999

( $50,000 to $99,999

( $100,000 or more

Liquid Net Worth

( Under $15,000

( $15,000 to $49,999

( $50,000 to $99,999

( $100,000 or more

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FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION (continued)

12. How would you like to allocate your payment? You may either choose one investment option from the enclosed list or combine your payment among several. Please write the name of each investment option you choose and indicate the whole percentage of your contribution for each investment option you select. This section must be completed for your application to be processed.

Name of Investment Option	Allocation %

%
%
%
%
%
%
%
%
%
%
%
%

TOTAL	=100%

13. Signatures	; Please send me a copy of the Statement of Additional Information to the prospectus.

I understand that I am applying for a Flexible Premium Variable Deferred Annuity, Contract Form J464NY, issued by First Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief, and that a copy of the application will be attached to and made a part of the Contract. I acknowledge receipt of the prospectus for the variable annuity contract. I believe the contract is suitable for my retirement and insurance needs. I understand that all amounts are allocated to Variable Sub-Accounts and are variable and are not guaranteed as to dollar amount.

I hereby direct that my instructions to the Annuity Service Office be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. If a transfer from my Schwab brokerage account is indicated in Section 10, I authorize Schwab to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner’s Signature	Date

Joint Owner’s Signature (if applicable)	Date

For Internal Use Only

Do you have reason to believe the annuity applied for will replace any insurance or annuity with us or any other company?

q yes	q no

Signature (if required)

Rep Code	Source Code	Date

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FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION (continued)

Here is a list of the investment options available. You may either choose one investment option from the following list or combine your payment among several. Please write on the previous page the name of each investment option you choose and specify the whole percentage of your contribution for each investment option you select. Section 12 must be completed for your application to be processed.

VARIABLE SUB-ACCOUNTS

Investment Objective	Eligible Investment Options

Money Market	Schwab Money Market Portfolio™
Intermediate Government Bond	Federated Fund for U.S. Government Securities II PIMCO VIT Total Return Administration
Multisector Bond	Janus Aspen Series Flexible Bond Portfolio – Institutional Shares (formerly Janus Aspen Series Flexible Income Portfolio)
High Yield Bond	PIMCO VIT High Yield Portfolio – Administrative Class Shares
Short – Term Bond	PIMCO VIT Low Duration Portfolio – Administrative Class Shares
Conservative Allocation	Janus Aspen Series Balanced Portfolio – Institutional Shares
Moderate Allocation	American Century VP Balanced Fund – Original Class Shares Schwab MarketTrack Growth Portfolio II™
Large Value	Dreyfus Variable Investment Fund Growth and Income Portfolio – Initial Shares Scudder Variable Series II Large Cap Value A Van Kampen LIT Comstock I Van Kampen LIT Growth & Income I
Large Blend

AIM V.I. Core Stock Fund – Series I Shares

Dreyfus Variable Investment Fund Appreciation Portfolio – Initial Shares

Pioneer Fund

Prudential Series Fund Equity Portfolio – Class II

Schwab S&P Index 500 Portfolio – (formerly S&P 500 Portfolio)

Scudder Variable Series I Growth and Income Portfolio – Class A Shares

Scudder Variable Series II SVS Dreman High Return Equity Portfolio

Large Growth

Alger American Growth Portfolio– Class O Shares

Janus Aspen Series Growth & Income Portfolio – Institutional Shares

Janus Aspen Series Large Cap Growth Portfolio – Institutional Shares

(formerly Janus Aspen Series Growth Portfolio)

Scudder Variable Series I Capital Growth Portfolio – Class A Share

Mid-Cap Blend	Dreyfus GVIT Mid Cap Index Fund – Class II Dreyfus Investment Portfolios Mid Cap Stock Portfolio – Initial Shares
Mid-Cap Growth	Alger American MidCap Growth Portfolio – Class O Shares Baron Capital Asset Fund – Insurance Shares
Mid-Cap Value	American Century VP Value Fund – Original Class Shares
World Stock	Oppenheimer Global Securities Fund/VA
Foreign Large Blend	Alliance Bernstein VPS Worldwide Privatization A
Foreign Large Growth	American Century VP® International Fund – Original Class Shares Janus Aspen Series International Growth Portfolio – Institutional Shares
Small Blend	Delaware VIP Small Cap Value Series – Standard Class Pioneer Small Cap Value Fund
Small Growth	Pioneer Growth Opportunities Fund Scudder VIT Small Cap Index Fund – Class A Shares
Specialty-Real Estate	Universal Institutional Funds U.S. Real Estate Portfolio – Class I Shares
Specialty-Technology	AIM V.I. Technology Fund – Series I Shares
Specailty-Utilities	Alliance Bernstein VPS Utility Income Portfolio – Class A Shares

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